LETTER OF TRANSMITTAL
To Tender Units of Limited Partnership Interest In
Angeles Partners XII (the “Partnership”)
Pursuant to the Offer to Purchase
Dated April 3, 2007
by
AIMCO PROPERTIES, L.P.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON May 1, 2007, UNLESS EXTENDED (the “Expiration Date”). THE OFFER PRICE IS $412.16 PER UNIT.

The Information Agent for the offer is:

THE ALTMAN GROUP, INC.

By Mail:	By Overnight Courier:	By Hand:
P.O. Box 268	1200 Wall Street, 3rd Floor	1200 Wall Street, 3rd Floor
Lyndhurst, NJ 07071	Lyndhurst, NJ 07071	Lyndhurst, NJ 07071
By Telephone:
TOLL FREE (800) 467-0821
By Fax:
(201) 460-0050

To participate in the offer, you must send a duly executed copy of this Letter of Transmittal and any other documents required by this Letter of Transmittal so that such documents are received by The Altman Group, Inc., the Information Agent, on or prior to the Expiration Date. The method of delivery of this Letter of Transmittal and all other required documents is at your option and risk, and delivery will be deemed made only when actually received by the Information Agent. If delivery is by mail, registered mail with return receipt requested is recommended. In all cases, sufficient time should be allowed to assure timely delivery. Delivery of this Letter of Transmittal or any other required documents to an address other than as set forth above does not constitute valid delivery.

For information or assistance in connection with the offer or the completion of this Letter of Transmittal, please contact the Information Agent at (800) 467-0821 (toll free).

The instructions accompanying this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

WHEN TENDERING, YOU MUST SEND ALL PAGES OF THIS LETTER OF TRANSMITTAL, INCLUDING EXECUTED TAX CERTIFICATIONS (BOXES A AND B).

DESCRIPTION OF UNITS TENDERED
Total Number
Name(s), Address(es), Number of Units Owned and Tax Identification Number of Registered Holder(s). (Please indicate	of Units
changes or corrections to the name, address, number of units owned and tax identification number printed below.)	Tendered (#)

SPECIAL PAYMENT INSTRUCTIONS
(See Instructions 2, 4 and 8)

To be completed ONLY if the consideration for the purchase price of Units accepted for payment is to be issued in the name of someone other than the undersigned.

☐ Issue consideration to:

Name: _ _
(Please Type or Print)

Address: _ _

(Include Zip Code)

(Tax Identification or Social Security No.)
(See Substitute Form W-9)

SPECIAL PAYMENT INSTRUCTIONS
(See Instructions 2, 4 and 8)

To be completed ONLY if the consideration for the purchase price of Units accepted for payment is to be sent to someone other than the undersigned or to the undersigned at an address other than that shown above.

☐ Mail Consideration to:

Name: _ _
(Please Type or Print)

Address: _ _

(Include Zip Code)

NOTE: SIGNATURES MUST BE PROVIDED BELOW.
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

The undersigned hereby acknowledges that he or she has received (i) the Offer to Purchase (the “Offer to Purchase”) dated April 3, 2007 (the “Offer Date”) relating to the offer by AIMCO Properties, L.P. (the “Purchaser”) to purchase Limited Partnership Interests (the “Units”) in the Partnership and (ii) this Letter of Transmittal and the Instructions hereto, as each may be supplemented or amended from time to time (collectively, the “Offer”).

The general partner of your Partnership does not make any recommendation regarding whether you should accept the Offer. You are encouraged to carefully review the Offer to Purchase and any other information available to you and to seek advice from your independent lawyer, tax advisor and/or financial advisor with respect to your particular circumstances before deciding whether or not to accept the Offer.

Upon the terms and subject to the conditions set forth in the Offer to Purchase, and this Letter of Transmittal, the undersigned hereto hereby tenders to the Purchaser the Units set forth in the box above entitled “Description of Units Tendered,” including all interests in any limited partnership represented by such units (collectively, the “Units”), at the price indicated on the Offer and any supplement thereto, less the amount of distributions, if any, made by the Partnership from the Offer Date until the Expiration Date (the “Offer Price”), net to the undersigned in cash, without interest.

By executing this Letter of Transmittal, the undersigned hereby acknowledges that the general partner does not make any recommendation regarding whether the undersigned should accept the Offer, and the undersigned hereto represents and warrants to the Purchaser that the undersigned has received the Offer.

Subject to and effective upon acceptance for payment of any of the Units tendered hereby in accordance with the terms of the Offer, the undersigned hereto hereby irrevocably sells, assigns, transfers, conveys and delivers to, or upon the order of, the Purchaser all right, title and interest in and to such Units tendered hereby that are accepted for payment pursuant to the Offer, including, without limitation, (i) all of the undersigned’s interest in the capital of the Partnership, and the undersigned’s interest in all profits, losses and distributions of any kind to which the undersigned shall at any time be entitled in respect of the Units, including, without limitation, distributions in the ordinary course, distributions from sales of assets, distributions upon liquidation, winding-up, or dissolution, payments in settlement of existing or future litigation (other than with respect to your pro rata share of the settlement fund in the Nuanes and Heller settlement, provided that you are otherwise eligible and if and when the settlement and judgment entered thereto become final), and all other distributions and payments from and after the Expiration Date of the Offer, in respect of the Units tendered by the undersigned and accepted for payment and thereby purchased by the Purchaser; (ii) all other payments, if any, due or to become due to the undersigned in respect of the Units, under or arising out of the agreement and certificate of limited partnership of the Partnership (the “Partnership Agreement”), or any agreement pursuant to which the Units were sold (the “Purchase Agreement”), whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise; (iii) all of the undersigned’s claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of the Partnership Agreement or Purchase Agreement or the undersigned’s ownership of the Units, including, without limitation, all voting rights, rights of first offer, first refusal or similar rights, and rights to be substituted as a limited partner of the Partnership; and (iv) all future claims, if any, of the undersigned whether on behalf of the Partnership, individually or on behalf of a putative class (including without limitation any claims against limited partners of the Partnership, the general partner(s) and/or any affiliates thereof) under, arising out of or related to the Partnership Agreement, the Purchase Agreement, the undersigned’s status as a limited partner, the terms or conditions of the Offer, the management of the Partnership, monies loaned or advanced, services rendered to the Partnership or its partners, or any other claims arising out of or related to the undersigned’s ownership of Units in the Partnership.

Further, the undersigned hereto, on behalf of himself or herself, his or her heirs, estate, executor, administrator, successors and assigns, and the Partnership, fully, finally and forever releases, relinquishes and discharges the Purchaser and its predecessors, successors and assigns and its present and former parents, subsidiaries, affiliates, investors, insurers, reinsurers, officers, directors, employees, agents, administrators, auditors, attorneys, accountants, information and solicitation agents, investment bankers, and other representatives, including but not limited to Apartment Investment and Management Company and the general partner of the Partnership (collectively, the “Releasees”), from any and all claims and causes of action, whether brought individually, on behalf of a class, or derivatively, demands, rights, or liabilities, including, but not limited to, claims for negligence, gross negligence, professional negligence, breach of duty of care or loyalty, or breach of duty of candor, fraud, breach of fiduciary duty, mismanagement, corporate waste, malpractice, misrepresentation, whether intentional or negligent, misstatements and omissions to disclose, breach of contract, violations of any state or federal statutes, rules or regulations, whether known claims or unknown claims, through and including the date of execution of the letter of transmittal, including, but not limited to, those claims that arise out of or relate to (a) those matters and claims set forth in the Nuanes and Heller class and derivative litigation described in the Offer to Purchase or the Stipulation of Settlement executed in connection therewith, (b) the ownership of one or more Units in the Partnership, including but not limited to, any and all claims related to the management of the Partnership or the properties owned by the Partnership (whether currently or previously), the payment of management fees or other monies to the general partner of the Partnership and its affiliates, prior acquisitions or tender offers and the prior settlement, (c) the purchase, acquisition, holding, sale, tender or voting of one or more Units in the Partnership, or (d) any of the facts, circumstances, allegations, claims, causes of action, representations, statements, reports, disclosures, transactions, events, occurrences, acts, omissions or failures to act, of whatever kind or character whatsoever, irrespective of the state of mind of the actor performing or omitting to perform the same, that have been or could have been alleged in any pleadings, amended pleading, argument, complaint, amended complaint, brief, motion, report or filing in the Nuanes and Heller class and derivative litigation (collectively, the “Released Claims”); provided, however, that the Released Claims are not intended to include (i) any claim based on violations of federal or state securities laws in connection with the Offer, and (ii) any right to your pro rata share of the settlement fund in the Nuanes and Heller settlement, provided that you are otherwise eligible and if and when the settlement and judgment entered thereto become final.

The undersigned hereto expressly waives and relinquishes, to the fullest extent permitted by law and consistent with the releases contained herein, the provisions, rights and benefits of Section 1542 of the Civil Code of California (“Section 1542”), which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN ITS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

The undersigned hereto waives any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, that is similar, comparable or equivalent to Section 1542. The undersigned acknowledges and agrees that it may hereafter discover facts in addition to or different from those which it now knows or believes to be true with respect to the subject matter of the Released Claims, but the undersigned shall be deemed to have fully, finally and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, that now exist or heretofore have existed upon any theory of law or equity now existing, including, but not limited to, conduct that is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery of the existence of such different or additional facts.

The undersigned hereto agrees that the releases contained herein are intended to include the Released Claims, which the undersigned may have and which the undersigned does not know or suspect to exist in its favor against the Releasees and that the releases contained herein extinguish those claims. The undersigned hereto represents and warrants to the Releasees that the undersigned has been advised by its attorney of the effect and import of the provisions of Section 1542, and that the undersigned has not assigned or otherwise transferred or subrogated any interest in the Released Claims.

The undersigned hereto irrevocably appoints the Purchaser and its designees as his or her proxy, each with full power of substitution, to the fullest extent of the undersigned’s rights with respect to the Units tendered by him or her and accepted for payment by the Purchaser. Such proxy shall be considered coupled with an interest in the tendered Units. Such appointment will be effective when, and only to the extent that, we accept the tendered units for payment. Upon such acceptance for payment, all prior proxies and consents given by the undersigned hereto with respect to the Units will, without further action, be revoked, and no subsequent proxies or consents may be given (and if given will not be effective). The Purchaser and its designees are, as to those Units, empowered to exercise all voting and other rights as a limited partner as the Purchaser, in its discretion, may deem proper at any meeting of limited partners, by written consent or otherwise. By executing this Letter of Transmittal, the undersigned agrees to execute all such documents and take such other actions as shall be reasonably required to enable the Units tendered to be voted in accordance with the Purchaser’s directions. The proxy granted by the undersigned hereto to the Purchaser will remain effective and be irrevocable for a period of ten years following the Expiration Date of the Offer.

The undersigned hereto hereby irrevocably constitutes and appoints the Purchaser and any designees of the Purchaser as the true and lawful agent and attorney-in-fact of the undersigned with respect to such Units, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to do all such acts and things necessary or expedient to deliver such Units and transfer ownership of such Units on the partnership books maintained by the general partner of the Partnership, together with all accompanying evidence of transfer and authenticity to, or upon the order of, the Purchaser, to sign any and all documents necessary to authorize the transfer of the Units to the Purchaser including, without limitation, the

“Transferor’s (Seller’s) Application for Transfer” created by the National Association of Securities Dealers, Inc., if required, and upon receipt by the Information Agent (as the undersigned’s agent) of the Offer Price, to become a substitute limited partner, to receive any and all distributions made or declared by the Partnership from and after the Expiration Date of the Offer (regardless of the record date for any such distribution), and to receive all benefits and otherwise exercise all rights of beneficial ownership of such Units, all in accordance with the terms of the Offer. This appointment is effective upon purchase of the Units by the Purchaser and will remain effective and be irrevocable for a period of ten years following the Expiration Date of the Offer. Upon purchase of the Units pursuant to the Offer, all prior powers of attorney given by the undersigned hereto with respect to such Units will be revoked and no subsequent powers of attorney may be given (and if given will not be deemed effective).

In addition to and without limiting the generality of the foregoing, the undersigned hereto hereby irrevocably (i) requests and authorizes (subject to and effective upon acceptance for payment of any Unit tendered hereby) the Partnership and its general partner to take any and all actions as may be required to effect the transfer of the undersigned’s Units to the Purchaser (or its designee) and to admit the Purchaser as a substitute limited partner in the Partnership under the terms of the Partnership Agreement; (ii) empowers the Purchaser and its agent to execute and deliver to the general partner a change of address form instructing the general partner to send any and all future distributions to the address specified in the form, and to endorse any check payable to or upon the order of such unitholder representing a distribution to which the Purchaser is entitled pursuant to the terms of the Offer, in each case, in the name and on behalf of the tendering unitholder; (iii) agrees not to exercise any rights pertaining to the Units without the prior consent of the Purchaser; and (iv) requests and consents to the transfer of the Units, to be effective on the books and records of the Partnership as of the effective date set forth in the Offer.

Notwithstanding any provision in the Partnership Agreement or any Purchase Agreement to the contrary, the undersigned hereto hereby directs the general partner of the Partnership to make all distributions after the Purchaser accepts the tendered Units for payment to the Purchaser or its designee. Subject to and effective upon acceptance for payment of any Unit tendered hereby, the undersigned hereby requests that the Purchaser be admitted to the Partnership as a substitute limited partner under the terms of the Partnership Agreement. Upon request, the undersigned will execute and deliver additional documents deemed by the Information Agent or the Purchaser to be necessary or desirable to complete the assignment, transfer and purchase of Units tendered hereby and will hold any distributions received from the Partnership after the Expiration Date in trust for the benefit of the Purchaser and, if necessary, will promptly forward to the Purchaser any such distributions immediately upon receipt. The Purchaser reserves the right to transfer or assign, in whole or in part, from time to time, to one or more of its affiliates, the right to purchase Units tendered pursuant to the Offer, but any such transfer or assignment will not relieve the Purchaser of its obligations under the Offer or prejudice the rights of tendering unitholders to receive payment for Units validly tendered and accepted for payment pursuant to the Offer.

By executing this Letter of Transmittal, the undersigned hereto represents that either (i) the undersigned is not a plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. Section 2510.3-101 of any such plan, or (ii) the tender and acceptance of Units pursuant to the Offer will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

The undersigned hereto understands that a tender of Units to the Purchaser will constitute a binding agreement between the undersigned and the Purchaser upon the terms and subject to the conditions of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer, the Purchaser may not be required to accept for payment any or all of the Units tendered hereby. In such event, the undersigned understands that any Letter of Transmittal for Units not accepted for payment may be returned to the undersigned or destroyed by the Purchaser (or its agent). This tender is irrevocable, except that Units tendered pursuant to the Offer may be withdrawn at any time prior to the Expiration Date, or unless already accepted for payment, any time after 60 days from the Offer Date.

The undersigned has been advised that the Purchaser is an affiliate of the general partner of the Partnership. The undersigned hereto has made his or her own decision to tender Units.

The undersigned hereto hereby represents and warrants for the benefit of the Partnership and the Purchaser that the undersigned owns the Units tendered hereby and has full power and authority and has taken all necessary action to validly tender, sell, assign, transfer, convey and deliver the Units tendered hereby and that when the same are accepted for payment by the Purchaser, the Purchaser will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and such Units will not be subject to any adverse claims and that the transfer and assignment contemplated herein are in compliance with all applicable laws and regulations.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned hereto, and any obligations of the undersigned shall be binding upon the heirs, personal representatives, trustees in bankruptcy, legal representatives, and successors and assigns of the undersigned.

The undersigned hereto further represents and warrants that, to the extent a certificate evidencing the Units tendered hereby (the “original certificate”) is not delivered by the undersigned together with this Letter of Transmittal, (i) the undersigned has not sold, transferred, conveyed, assigned, pledged, deposited or otherwise disposed of any portion of the Units, (ii) the undersigned has caused a diligent search of its records to be taken and has been unable to locate the original certificate, (iii) if the undersigned shall find or recover the original certificate evidencing the Units, the undersigned will immediately and without consideration surrender it to the Purchaser; and (iv) the undersigned shall at all times indemnify, defend, and save harmless the Purchaser and the Partnership, its successors, and its assigns from and against any and all claims, actions, and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages, judgments, costs, charges, counsel fees, and other expenses of every nature and character by reason of honoring or refusing to honor the original certificate when presented by or on behalf of a holder in due course of a holder appearing to or believed by the partnership to be such, or by issuance or delivery of a replacement certificate, or the making of any payment, delivery, or credit in respect of the original certificate without surrender thereof, or in respect of the replacement certificate.

IMPORTANT: WHEN TENDERING, YOU MUST SEND ALL PAGES OF THIS LETTER OF
TRANSMITTAL, INCLUDING EXECUTED TAX CERTIFICATIONS ON NEXT PAGE.

SIGNATURE BOX
(See Instruction 2)

Please sign exactly as your name is printed on the front of this Letter of Transmittal. For joint owners, each joint owner must sign. (See Instruction 2).

The undersigned hereto hereby represents, warrants and agrees as set forth in this Letter of Transmittal and tenders the Units indicated in this Letter of Transmittal to the Purchaser pursuant to the terms of the Offer.

X  _ _
(Signature of Owner)

X  _ _
(Signature of Joint Owner)

Name and Capacity (if other than individuals): _ _

Title: _ _

Address: _ _

(City)	(State)	(Zip)

Area Code and Telephone No. (Day): _ _

                           (Evening): _ _

SIGNATURE GUARANTEE (If Required)
(See Instruction 2)

YOU DO NOT NEED TO HAVE YOUR SIGNATURE GUARANTEED UNLESS YOU ARE A TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN, ATTORNEY-IN-FACT, OFFICER OF A CORPORATION OR OTHER PERSON ACTING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY.

Name and Address of Eligible Institution: _ _

Authorized Signature: X _ _

Name: _ _

Title: _ _ Date: _ _

TAX CERTIFICATIONS
(See Instruction 5)

Please refer to the attached Instructions for completing Boxes A and B below.

BOX A
REQUESTER’S NAME: AIMCO PROPERTIES, L.P.
SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service (IRS)	Part 1 — PLEASE PROVIDE YOUR TIN IN THE BOX AT THE RIGHT	Social Security Number OR Taxpayer Identification Number ☐ Exempt
Payer’s Request for Taxpayer Identification Number (TIN) Please fill in your name and address below.
Check appropriate box:  ☐ Disregarded Entity  ☐ Individual/Sole Proprietor
☐ Corporation ☐ Partnership ☐ Other _ _(If you are an LLC, check the box marked “Other”, write LLC, and also check one of the other boxes to indicate your tax status (e.g., disregarded entity, individual/sole proprietor, corporation, partnership).

Name Business Name Address (number and street)	Part 2 — Certification — Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me),

(2) I am not subject to backup withholding either because (a) I am exempt from backup withholding, (b) I have not been notified by the IRS that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3) I am a U.S. person (as defined for U.S. federal income tax purposes).

City, State and Zip Code	Certification Instructions — You must cross out item (2) in Part 2 above if you have been notified by the IRS that you are subject to backup withholding because of under reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2). If you are exempt from backup withholding, check the box in Part 1 and see the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9”.
Signature: _ _ Date: _ _

BOX B
FIRPTA AFFIDAVIT
Under Section 1445(e)(5) of the Internal Revenue Code and Treas. Reg. 1.1445 11T(d), a transferee must withhold tax equal to 10% of the amount realized with respect to certain transfers of an interest in a partnership if 50% or more of the value of its gross assets consists of U.S. real property interests and 90% or more of the value of its gross assets consists of U.S. real property interests plus cash equivalents, and the holder of the Units is a foreign person. To inform AIMCO Properties, L.P. that no withholding is required with respect to the unitholder’s Units in the Partnership, the undersigned hereby certifies the following under penalties of perjury:

(i) Unless this box ☐ is checked, the unitholder, if an individual, is a U.S. citizen or a resident alien for purposes of U.S. income taxation, and if other than an individual, is not a foreign corporation, foreign partnership, foreign estate or foreign trust (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

(ii) The unitholder is not a disregarded entity as defined in Treas. Reg. Section 1.1445-2(b)(2)(iii);
(iii) The unitholder’s U.S. social security number (for individuals) or employer identification number (for non individuals) is correct as furnished in the blank provided for that purpose in Box A;
(iv) The unitholder’s home address (for individuals), or office address (for non individuals), is correctly printed (or corrected) is correct as furnished in the blank provided for that purpose in Box A.

The undersigned understands that this certification may be disclosed to the IRS by AIMCO Properties, L.P. and that any false statements contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete.

Signature: _ _ Date: _ _

THE IRS DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

INSTRUCTIONS
FOR COMPLETING LETTER OF TRANSMITTAL

1. REQUIREMENTS OF TENDER.  To be effective, a duly completed and signed Letter of Transmittal (or facsimile thereof) and any other required documents must be received by the Information Agent at one of its addresses (or its facsimile number) set forth herein on or before the date and time of the Expiration Date, unless extended. To ensure receipt of the Letter of Transmittal and any other required documents, it is suggested that you use overnight courier delivery or, if the Letter of Transmittal and any other required documents are to be delivered by United States mail, that you use certified or registered mail, return receipt requested.

Our records indicate that you own the number of Units set forth in the box above entitled “Description of Units Tendered” under the column entitled “Name(s), Address(es), Number of Units Owned and Tax Identification Number of Registered Holder(s).” If you would like to tender only a portion of your Units, please so indicate in the space provided in the box above entitled “Description of Units Tendered.”

WHEN TENDERING, YOU MUST SEND ALL PAGES OF THE LETTER OF TRANSMITTAL, INCLUDING EXECUTED TAX CERTIFICATIONS (BOXES A and B).

THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING UNITHOLDER AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

2. SIGNATURE REQUIREMENTS.

Individual and Joint Owners.  After carefully reading and completing the Letter of Transmittal, to tender Units, unitholders must sign at the “X” in the Signature Box of the Letter of Transmittal. The signature(s) must correspond exactly with the names printed (or corrected) on the front of the Letter of Transmittal. No signature guarantee on the Letter of Transmittal is required if the Letter of Transmittal is signed by the unitholder (or beneficial owner in the case of an IRA). If any tendered Units are registered in the names of two or more joint owners, all such owners must sign this Letter of Transmittal.

IRAs/Eligible Institutions.  For Units held in an IRA account, the beneficial owner should sign in the Signature Box and no signature guarantee is required. Similarly, no signature guarantee is required if Units are tendered for the account of a member firm of a registered national security exchange, a member firm of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an “Eligible Institution”).

Trustees, Corporations, Partnership and Fiduciaries.  Trustees, executors, administrators, guardians, attorneys-in-fact, officers of a corporation, authorized partners of a partnership or other persons acting in a fiduciary or representative capacity must sign at the “X” in the Signature Box and have their signatures guaranteed by an Eligible Institution by completing the signature guarantee set forth in the Signature Box of the Letter of Transmittal. If the Letter of Transmittal is signed by trustees, administrators, guardians, attorneys-in-fact, officers of a corporation, authorized partners of a partnership or others acting in a fiduciary or representative capacity, such persons should, in addition to having their signatures guaranteed, indicate their title in the Signature Box and must submit proper evidence satisfactory to the Purchaser of their authority to so act (see Instruction 3 below).

3. DOCUMENTATION REQUIREMENTS.  In addition to the information required to be completed on the Letter of Transmittal, additional documentation may be required by the Purchaser under certain circumstances including, but not limited to, those listed below. Questions on documentation should be directed to the Information Agent at its telephone number set forth herein.

Deceased Owner (Joint Tenant)	— Copy of death certificate.

Deceased Owner (Others)	— Copy of death certificate (see also Executor/Administrator/Guardian below).

Executor/Administrator/Guardian	— Copy of court appointment documents for executor or administrator; and

(a) a copy of applicable provisions of the will (title page, executor(s)’ powers, asset distribution); or

(b) estate distribution documents.

Attorney-in-Fact	— Current power of attorney.

Corporation/Partnership	— Corporate resolution(s) or other evidence of authority to act. Partnership should furnish a copy of the partnership agreement.

Trust/Pension Plans
— Unless the trustee(s) are named in the registration, a copy of the cover page of the trust or pension plan, along with a copy of the section(s) setting forth names and powers of trustee(s) and any amendments to such sections or appointment of successor trustee(s).

4. SPECIAL PAYMENT AND DELIVERY INSTRUCTIONS.  If consideration is to be issued in the name of a person other than the person signing the Signature Box of the Letter of Transmittal or if consideration is to be sent to someone other than such signer or to an address other than that set forth on the Letter of Transmittal in the box entitled “Description of Units Tendered,” the appropriate boxes on the Letter of Transmittal should be completed.

5. TAX CERTIFICATIONS.  The unitholder(s) tendering Units to the Purchaser pursuant to the Offer must furnish the Purchaser with the unitholder(s)’ taxpayer identification number (“TIN”) and certify as true, under penalties of perjury, the representations in Box A and Box B. See attached Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for guidance in determining the proper TIN to give the Purchaser.

U.S. Persons.  A unitholder that is a U.S. citizen or a resident alien individual, a domestic corporation, a domestic partnership, a domestic trust or a domestic estate (collectively, “U.S. Persons”), as those terms are defined in the Code, should follow the instructions below with respect to certifying Box A and Box B.

Box A — Substitute Form W-9.

Part (i), Taxpayer Identification Number.  Tendering unitholders must certify to the Purchaser that the TIN provided in Box A is correct. If a correct TIN is not provided, penalties may be imposed by the Internal Revenue Service (the “IRS”), in addition to the unitholder being subject to backup withholding.

Part (ii), Backup Withholding.  In order to avoid Federal income tax backup withholding, the tendering unitholder must certify, under penalty of perjury, that such unitholder is not subject to backup withholding. Certain unitholders (including, among others, all corporations and certain exempt non-profit organizations) are not subject to backup withholding. Backup withholding is not an additional tax. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS. Do not check the box in Box A, Part (ii), unless you have been notified by the IRS that you are subject to backup withholding.

When determining the TIN to be furnished, please refer to the following as a guide:

Individual accounts — should reflect owner’s TIN.

Joint accounts — should reflect the TIN of the owner whose name appears first.

Trust accounts — should reflect the TIN assigned to the trust.

IRA custodial accounts — should reflect the TIN of the custodian (not necessary to provide).

Custodial accounts for the benefit of minors — should reflect the TIN of the minor.

Corporations, partnership or other business entities — should reflect the TIN assigned to that entity.

Single member limited liability company — should reflect the TIN of the owner of the Units for federal income tax purposes.

Non-U.S. Persons.  In order for a unitholder that is not a U.S. Person (“Non-U.S. Person”) to qualify as exempt, such unitholder must submit a completed Form W-8BEN “Certificate of Foreign Status,” Form W-8ECI “Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a U.S. Trade or Business,” or Form W-8IMY “Certificate of Foreign Intermediary, Foreign Flow Through Entity or Certain U.S. Branches for United States Tax Withholding” signed under penalties of perjury attesting to such exempt status. Such forms may be obtained from the IRS at www.irs.gov.

Box B — FIRPTA Affidavit.  Section 1445 of the Code requires that each unitholder transferring interests in a partnership with real estate assets meeting certain criteria certify under penalty of perjury the representations made in Box B, or be subject to withholding of tax equal to 10% of the amount realized for interests purchased. Tax withheld under Section 1445 of the Code is not an additional tax. If withholding results in an overpayment of tax, a refund may be obtained from the IRS. Part (i) should be checked only if the tendering unitholder is not a U.S. Person, as described therein.

6. CONDITIONAL TENDERS.  No alternative, conditional or contingent tenders will be accepted.

7. VALIDITY OF LETTER OF TRANSMITTAL.  All questions as to the validity, form, eligibility (including time of receipt) and acceptance of a Letter of Transmittal and other required documents will be determined by the Purchaser and such determination will be final and binding. The Purchaser’s interpretation of the terms and conditions of the Offer (including these Instructions for this Letter of Transmittal) will be final and binding. The Purchaser will have the right to waive any irregularities or conditions as to the manner of tendering. Any irregularities in connection with tenders, unless waived, must be cured within such time as the Purchaser shall determine. This Letter of Transmittal will not be valid until any irregularities have been cured or waived. Neither the Purchaser nor the Information Agent are under any duty to give notification of defects in a Letter of Transmittal and will incur no liability for failure to give such notification.

8. ASSIGNEE STATUS.  Assignees must provide documentation to the Information Agent which demonstrates, to the satisfaction of the Purchaser, such person’s status as an assignee.

9. TRANSFER TAXES.  The amount of any transfer taxes (whether imposed on the registered holder or such person) payable on account of the transfer to such person will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W 9

Guidelines for Determining the Proper Identification Number to Give the Payer — Social Security Numbers have nine digits separated by two hyphens: i.e., 000 00 0000. Employer Identification Numbers have nine digits separated by only one hyphen: i.e., 00 0000000. The table below will help determine the type of number to give the payer.

Give the
SOCIAL SECURITY
For this type of account:		number of —
1.	Individual	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)
4.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee(1)
	b. So-called trust account that is not a legal or valid trust under state law	The actual owner(1)
5.	Sole proprietorship or single-owner LLC	The owner(3)

Give the EMPLOYER
IDENTIFICATION
For this type of account:		number of —
6.	A valid trust, estate, or pension trust	The legal entity (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)(4)
7.	Corporate or LLC electing corporate status on Form 8832	The corporation
8.	Association, club, religious, charitable, educational or other tax-exempt organization	The organization
9.	Partnership or multi-member LLC	The partnership
10.	A broker or registered nominee	The broker or nominee
11.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security number, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s Social Security number.

(3)	You must show your individual name. You may also enter your business name or “doing business” name on the second line. You may use your Social Security number or Employer Identification number.

(4)	List first and circle the name of the valid trust, estate or pension trust.

Note:	If no name is circled when is more than one name, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER (TIN) ON SUBSTITUTE FORM W 9
(Section references are to the Internal Revenue Code)

Obtaining a Number

If you do not have a taxpayer identification number, apply for one immediately. To apply for an SSN, obtain Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov/online/ss-5.pdf. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses/ and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

Payees and Payments Exempt From Backup Withholding

Payees specifically exempt from backup withholding (if the payee properly establishes its entitlement to such exemption through the provision of the requisite documentation to the extent required by Treasury regulations) on all payments include the following:

(1)	An organization exempt from tax under section 501(a), or an individual retirement plan (“IRA”), or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

(2)	The United States or any of its agencies or instrumentalities.

(3)	A State, the District of Columbia, a possession of the United States, or any of their political subdivision or instrumentalities.

(4)	A foreign government or any of its political subdivisions, agencies or instrumentalities.

(5)	An international organization or any of its agencies or instrumentalities.

Payees specifically exempted from backup withholding on interest and dividend payments include the following:

(6)	A corporation.

(7)	A foreign central bank of issue.

(8)	A dealer in securities or commodities required to register in the United States or a possession of the United States.

(9)	A real estate investment trust

(10)	An entity registered at all times during the tax year under the Investment Company Act of 1940.

(11)	A common trust fund operated by a bank under section 584 (a).

(12)	A financial institution.

(13)	A middleman known in the investment community as a nominee or custodian.

(14)	A trust exempt from tax under section 664 or described in section 4947.

Payments that are not subject to information reporting are generally also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A, and 6050N, and the regulations under those sections. Exempt payees should complete a Substitute Form W-9 to avoid possible erroneous backup withholding.

Privacy Act Notice.  Section 6109 requires you to furnish your correct taxpayer identification number to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return and may also provide this information to various government agencies for tax enforcement or litigation purposes. The IRS may also disclose this information to other countries under a tax treaty. You must provide your taxpayer identification number whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a tax identification number to a payer. Certain penalties may also apply.

Penalties

(1) Failure to Furnish Taxpayer Identification Number.  If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding.  If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3) Criminal Penalty for Falsifying Information.  Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) Misuse of Taxpayer Identification Numbers.  If the requester discloses or uses taxpayer identification numbers in violation of federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT
YOUR TAX CONSULTANT OR THE IRS

Questions and requests for assistance or for additional copies of this Offer to Purchase and the letter of transmittal may be directed to the Information Agent at its telephone number and address listed below. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the offer.

The Information Agent for the offer is:

THE ALTMAN GROUP, INC.

By Mail:	By Overnight Courier:	By Hand:
P.O. Box 268	1200 Wall Street, 3rd Floor	1200 Wall Street, 3rd Floor
Lyndhurst, NJ 07071	Lyndhurst, NJ 07071	Lyndhurst, NJ 07071
By Telephone:
TOLL FREE (800) 467-0821
By Fax:
(201) 460-0050